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                                                            EXHIBIT 10.10

                               THIRD AMENDMENT TO
                           ENSTAR NATURAL GAS COMPANY
                             PROFIT BY SERVICE PLAN
                            FOR CLASSIFIED EMPLOYEES



         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted and maintains the ENSTAR NATURAL GAS COMPANY PROFIT BY SERVICE PLAN FOR CLASSIFIED EMPLOYEES (the "Plan"); and

         WHEREAS, Section 15.1 of the Plan provides the Administrative Committee appointed by the Chief Executive Officer of the Company to administer the Plan (the "Committee") shall have the authority to amend the Plan to comply with applicable statutory or regulatory requirements; and

         WHEREAS, the Committee desires to amend the Plan for this purpose;

         NOW, THEREFORE, the Plan is hereby amended as follows:

I.       Effective January 1, 1993:

         1. The following new Paragraphs (8A), (9A), (11A) and (11B) shall be added to Section 1.1 of the Plan:

         "(8A) DIRECT ROLLOVER: A payment by the Plan to an Eligible Retirement Plan designated by a Distributee.

         (9A) DISTRIBUTEE: Each (A) Member entitled to an Eligible Rollover Distribution, (B) Member's surviving spouse with respect to the interest of such surviving spouse in an Eligible Rollover Distribution, and (C) former spouse of a Member who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an Eligible Rollover Distribution.

         (11A) ELIGIBLE RETIREMENT PLAN: (A) With respect to a Distributee other than a surviving spouse, an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified plan described in section 401(a) of the Code, which under its provisions accepts such Distributee's Eligible Rollover Distribution and (B) with respect to a Distributee who is a surviving spouse, an individual retirement account described in section





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                 408(a) of the Code or an individual retirement annuity
                 described in section 408(b) of the Code.

         (11B) ELIGIBLE ROLLOVER DISTRIBUTION: Any distribution of all or any portion of the Accounts of a Distributee other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code,
                 (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and (D) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability."

         2. The last sentence of Section 9.1(b) of the Plan shall be deleted and the following shall be substituted therefor:

         "The Committee shall furnish information pertinent to his consent to each Member no less than thirty days and no more than ninety days before his Benefit Commencement Date, and the furnished information shall include a general description of the material features of, and an explanation of the relative values of, the alternative forms of benefit available under the Plan and must inform the Member of his right to defer his Benefit Commencement Date and of his Direct Rollover right pursuant to Section 9.9 below, if applicable. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty days after the notice required under section 1.411(a)-(11)(c) of the Treasury regulations is given, provided that (i) the Committee clearly informs the Member that the Member has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to select a distribution (and, if applicable, a particular distribution option) and (ii) the Member, after receiving the notice, affirmatively elects a distribution."

         3. The first sentence of Section 9.5 of the Plan shall be deleted and the following shall be substituted therefor:

         "The Trustee shall pay any benefit provided hereunder other than a lump sum payment or a Direct Rollover pursuant to Section 9.9 by the purchase of a commercial annuity contract and the distribution of such contract to the Member or beneficiary."



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         4.      The following new Section 9.9 shall be added to Article IX of the Plan:

                 "9.9 DIRECT ROLLOVER ELECTION.

                 (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The preceding sentence notwithstanding, a Distributee may elect a Direct Rollover pursuant to this Section only if such Distributee's Eligible Rollover Distributions during the Plan Year are reasonably expected to total $200 or more. Furthermore, if less than 100% of the Member's Eligible Rollover Distribution is to be a Direct Rollover, the amount of the Direct Rollover must be $500 or more. Prior to any Direct Rollover pursuant to this Section, the Distributee shall furnish the Committee with a statement from the plan, account, or annuity to which the benefit is to be transferred verifying that such plan, account, or annuity is, or is intended to be, an Eligible Retirement Plan.

                 (b) No less than thirty days and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Distributee of his Direct Rollover right pursuant to this Section. A distribution or Direct Rollover of the Distributee's benefit may commence less than thirty days after such notice is given, provided that (1) the Committee clearly informs the Distributee that the Distributee has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a Direct Rollover and (2) the Distributee, after receiving the notice, affirmatively elects either a distribution or a Direct Rollover or a combination thereof."

II.      Effective August 5, 1993, the following shall be added to the end of
Section 1.1(14) of the Plan:

         "Hours of Service shall also include any hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law."

III. Effective December 31, 1994, the following sentence shall be added at the end of Section 1.1(26) of the Plan:

         "In addition to the foregoing, with respect to a Member or beneficiary entitled to a benefit hereunder pursuant to the Member's termination of employment for any reason whatsoever, the last day of the month next preceding the date on which such Member or beneficiary elects to receive such benefit shall be a Valuation Date."






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IV.      Effective January 1, 1997, the last sentence of Section 1.1(7) of the
Plan shall be deleted and the following shall be substituted therefor:

         "The above notwithstanding, the Compensation of any Member taking into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be (i) adjusted automatically to reflect any amendment to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code,
         (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law, and (iii) in the case of a Member who is either a five-percent owner of the Company (within the meaning of section 416(i)(1)(A)(iii) of the Code) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Compensation during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Compensation for such Plan Year of each such individual."

V.       As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 1st day of September, 1994.

                                                   ADMINISTRATIVE COMMITTEE
                                                   ENSTAR NATURAL GAS COMPANY
                                                   PROFIT BY SERVICE PLAN
                                                   FOR CLASSIFIED EMPLOYEES

                                                         /s/  R.F. BARNES
                                                   By ________________________






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